Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-231784, 333-237362, 333-254617, 333-263657 and 333-270334) and Form S-3 (No. 333-254606, 333-238849 and 333-272936) of IDEAYA Biosciences, Inc. of our report dated February 20, 2024 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Jose, California
February 20, 2024